EXHIBIT 99.1

HEICO Corporation Reports Record Sales and Operating Income for Second Quarter Fiscal 2008; Fiscal 2008 EPS Target Raised

2nd Quarter Net Income Up 27 Percent and Operating Income Up 25 Percent On 19 Percent Increase in Net Sales

HOLLYWOOD, Fla. and MIAMI, May 29, 2008 (PRIME NEWSWIRE) -- HEICO Corporation (NYSE:HEI-A) (NYSE:HEI) today reported that net income increased 27% to $11,948,000, or 44 cents per diluted share, for the second quarter of fiscal 2008 from $9,407,000, or 35 cents per diluted share, for the second quarter of fiscal 2007. For the first six months of fiscal 2008, net income increased 27% to a record $22,034,000, or 81 cents per diluted share, from $17,328,000, or 65 cents per diluted share, in the first six months of fiscal 2007.

Operating income increased 25% to a record $26,359,000 for the second quarter of fiscal 2008 from $21,083,000 for the second quarter of fiscal 2007. For the first six months of fiscal 2008, operating income increased 30% to a record $49,589,000 from $38,223,000 in the first six months of fiscal 2007.

Net sales increased 19% to a record $144,039,000 for the second quarter of fiscal 2008 from $121,215,000 for the second quarter of fiscal 2007. For the first six months of fiscal 2008, net sales increased 18% to a record $278,326,000 from $234,899,000 in the first six months of fiscal 2007.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) receives 1/10 vote per share and the Common Stock (HEI) receives one vote per share.)

Laurans A. Mendelson, HEICO's Chairman, President & Chief Executive Officer, remarked, "We are pleased to report increased sales in each of our two business segments reflecting both organic growth and growth through acquiring profitable, well-managed businesses. Our Flight Support Group reported record quarterly net sales of $108.0 million, up 17% over the second quarter of fiscal 2007. The sales growth within the Flight Support Group reflects strong organic growth approximating 12% as well as recent strategic acquisitions. Our Electronic Technologies Group reported net sales of $36.1 million, up 25% over the second quarter of fiscal 2007, reflecting organic growth approximating 14% as well as strategic acquisitions completed in the second half of fiscal 2007.

"Operating income of our Flight Support Group increased 14% to a record $20.4 million for the second quarter of fiscal 2008, up from $17.9 million for the second quarter of fiscal 2007, and increased 22% to a record $39.3 million for the first six months of fiscal 2008, up from $32.3 million for the first six months of fiscal 2007. Operating margins of the Flight Support Group were 18.9% in the second quarter of fiscal 2008 versus 19.3% for the second quarter of fiscal 2007 and improved to 18.7% for the first six months of fiscal 2008 from 17.9% for the first six months of fiscal 2007, reflecting variations in product mix.

"Operating income of our Electronic Technologies Group increased 32% to $9.8 million for the second quarter of fiscal 2008, up from $7.4 million for the second quarter of fiscal 2007, and increased 29% to a record $16.9 million for the first six months of fiscal 2008, up from $13.1 million for the first six months of fiscal 2007. Operating margins of the Electronic Technologies Group improved to a strong 27.1% for the second quarter of fiscal 2008 and 24.9% in the first six months of fiscal 2008, up from 25.6% in the second quarter of fiscal 2007 and 24.1% in the first six months of fiscal 2007, reflecting a favorable product mix.

"Our consolidated operating margin improved to 18.3% for the second quarter of fiscal 2008 from 17.4% for the second quarter of fiscal 2007 and to 17.8% for the first six months of fiscal 2008 from 16.3% for the first six months of fiscal 2007, principally reflecting increased gross profit margins and improved operating efficiencies within SG&A expenses. We expect comparable consolidated operating margins for the full fiscal 2008.

"Cash flow from operating activities for the first six months of fiscal 2008 totaled $35.2 million, including $25.4 million generated in the second quarter of fiscal 2008, up from $21.9 million for the first six months of fiscal 2007. We continue to target fiscal 2008 cash flow from operating activities to approximate $70 million and our capital expenditures for fiscal 2008 should approximate $16 to $18 million.

"Based on current market conditions, we are targeting fiscal 2008 net sales and operating income growth over fiscal 2007 to approximate 13% and 21%, respectively, and diluted net income per share within a range of $1.75 to $1.78. These targets exclude the impact of additional acquisitions, if any.

"As we look to the balance of fiscal 2008 and beyond, we believe our commitment to develop new products and services, including our successful product expansion beyond our traditional FAA-approved engine parts into a comprehensive line of FAA-approved aircraft controls and accessory parts, our strong financial position and our ability to identify select acquisition opportunities, provide the foundation for continued growth in sales and earnings. We continue to believe that the commercial aviation industry, because of the global scope of most of our customers, offers some of the greatest growth potential of any industry, despite the current U.S. economic conditions. Further, we believe our recently announced amended revolving credit facility, which more than doubled our existing revolving commitment amount from $130 million to $300 million and may also be increased to $500 million under certain circumstances, will provide additional flexibility for our capital needs and may allow us to pursue more acquisition opportunities in the future."

As previously announced, HEICO will hold a conference call on Friday, May 30, 2008 at 9:00 a.m. Eastern Daylight Time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial: U.S. (888) 299-4099, Canada (866) 682-1172 or International (302) 709-8337, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID VM15580 (or "8615580"). A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: U.S. (800) 355-2355 or Canada/International (402) 220-2946 and enter the Playback Passcode/Conference ID 15580#.

There are currently approximately 15.8 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 10.6 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO's two classes of common stock on most web sites are HEI.A and HEI. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers, or competition from existing and new competitors, which could reduce our sales; HEICO's ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest rates and economic conditions within and outside of the aviation, defense, space and electronics industries, which could negatively impact our costs and revenues; and HEICO's ability to maintain effective internal controls, which could adversely affect our business and the market price of our common stock. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

 HEICO CORPORATION
 Condensed Consolidated Statements of Operations (Unaudited)

                                         Three Months Ended April 30,
                                         ----------------------------
                                              2008          2007
                                          ------------  ------------
 Net sales                                $144,039,000  $121,215,000
 Cost of sales                              91,683,000    77,548,000
 Selling, general and administrative
  expenses                                  25,997,000    22,584,000
                                          ------------  ------------
 Operating income                           26,359,000    21,083,000
 Interest expense                             (645,000)     (860,000)
 Interest and other income                      42,000       124,000
                                          ------------  ------------
 Income before income taxes and minority
  interests                                 25,756,000    20,347,000
 Income tax expense                          8,960,000     6,908,000
                                          ------------  ------------
 Income before minority interests           16,796,000    13,439,000
 Minority interests' share of income         4,848,000     4,032,000
                                          ------------  ------------
 Net income                                $11,948,000    $9,407,000(a)
                                          ============  ============

 Net income per share:
  Basic                                           $.45          $.37
  Diluted                                         $.44          $.35

 Weighted average number of common shares
  outstanding:
  Basic                                     26,276,396    25,574,205
  Diluted                                   27,245,758    26,842,253

                                         Three Months Ended April 30,
                                         ----------------------------
                                              2008          2007
                                          ------------  ------------
 Operating segment information: -
   Net sales:
    Flight Support Group                  $107,968,000   $92,396,000
    Electronic Technologies Group           36,083,000    28,825,000
    Intersegment sales                         (12,000)       (6,000)
                                          ------------  ------------
                                          $144,039,000  $121,215,000
                                          ============  ============

   Operating income:
    Flight Support Group                   $20,385,000   $17,867,000
    Electronic Technologies Group            9,771,000     7,376,000
    Other, primarily corporate              (3,797,000)   (4,160,000)
                                          ------------  ------------
                                           $26,359,000   $21,083,000
                                          ============  ============

 HEICO CORPORATION
 Condensed Consolidated Statements of Operations (Unaudited)

                                          Six Months Ended April 30,
                                          --------------------------
                                              2008          2007
                                          ------------  ------------
 Net sales                                $278,326,000  $234,899,000
 Cost of sales                             179,141,000   153,744,000
 Selling, general and administrative
  expenses                                  49,596,000    42,932,000
                                          ------------  ------------
 Operating income                           49,589,000    38,223,000
 Interest expense                           (1,507,000)   (1,709,000)
 Interest and other (expense) income           (74,000)      308,000
                                          ------------  ------------
 Income before income taxes and minority
  interests                                 48,008,000    36,822,000
 Income tax expense                         16,540,000    11,896,000
                                          ------------  ------------
 Income before minority interests           31,468,000    24,926,000
 Minority interests' share of income         9,434,000     7,598,000
                                          ------------  ------------
 Net income                                $22,034,000   $17,328,000(a)
                                          ============  ============

 Net income per share:
  Basic                                           $.84          $.68
  Diluted                                         $.81          $.65

 Weighted average number of common shares
  outstanding:
  Basic                                     26,230,514    25,528,419
  Diluted                                   27,227,458    26,827,057

                                          Six Months Ended April 30,
                                          --------------------------
                                              2008          2007
                                          ------------  ------------
 Operating segment information: -
   Net sales:
    Flight Support Group                  $210,317,000  $180,471,000
    Electronic Technologies Group           68,021,000    54,434,000
    Intersegment sales                         (12,000)       (6,000)
                                          ------------  ------------
                                          $278,326,000  $234,899,000
                                          ============  ============

   Operating income:
    Flight Support Group                   $39,331,000   $32,292,000
    Electronic Technologies Group           16,948,000    13,140,000
    Other, primarily corporate              (6,690,000)   (7,209,000)
                                          ------------  ------------
                                           $49,589,000   $38,223,000
                                          ============  ============

 HEICO CORPORATION
 Footnotes to Condensed Consolidated Statements of Operations
 (Unaudited)

 (a) Fiscal 2007 net income reflects the benefit of a tax credit
     (net of related expenses) for qualified research and
     development activities recognized for the full fiscal 2006 year pursuant to the retroactive extension in December 2006 of
     Section 41, "Credit for Increasing Research Activities," of
     the Internal Revenue Code, which increased net income for the first six months and the second quarter of fiscal 2007 by
     $499,000, or $.02 per diluted share, and by $167,000, or $.01 per diluted share, respectively.

 HEICO CORPORATION
 Condensed Consolidated Balance Sheets (Unaudited)

                                              April 30,    October 31,
                                                2008          2007
                                            ------------  ------------
 Cash and cash equivalents                    $5,427,000    $4,947,000
 Accounts receivable, net                     83,618,000    82,399,000
 Inventories, net                            123,532,000   115,770,000
 Prepaid expenses and other current assets    20,112,000    14,692,000
                                            ------------  ------------
  Total current assets                       232,689,000   217,808,000
 Property, plant and equipment, net           59,088,000    55,554,000
 Goodwill                                    318,608,000   310,502,000
 Other assets                                 54,043,000    47,438,000
                                            ------------  ------------
  Total assets                              $664,428,000  $631,302,000
                                            ============  ============

 Current maturities of long-term debt           $208,000    $2,187,000
 Other current liabilities                    73,906,000    85,151,000
                                            ------------  ------------
  Total current liabilities                   74,114,000    87,338,000
 Long-term debt, net of current maturities    55,621,000    53,765,000
 Deferred income taxes                        37,984,000    35,296,000
 Other non-current liabilities                21,049,000    10,364,000
                                            ------------  ------------
  Total liabilities                          188,768,000   186,763,000
 Minority interests in consolidated
  subsidiaries                                77,669,000    72,938,000
 Shareholders' equity                        397,991,000   371,601,000
                                            ------------  ------------
  Total liabilities and shareholders'
   equity                                   $664,428,000  $631,302,000
                                            ============  ============

 HEICO CORPORATION
 Condensed Consolidated Statements of Cash Flows (Unaudited)

                                            Six Months Ended April 30,
                                            --------------------------
                                                2008          2007
                                            ------------  ------------
 Operating Activities:
  Net income                                $22,034,000   $17,328,000
  Depreciation and amortization               7,308,000     5,948,000
  Deferred income tax provision               2,011,000     1,848,000
  Minority interests' share of income         9,434,000     7,598,000
  Tax benefit from stock option exercises     6,285,000     6,899,000
  Excess tax benefit from stock option
   exercises                                 (4,350,000)   (5,282,000)
  Stock option compensation expense             129,000       422,000
  Decrease (increase) in accounts receivable    690,000    (2,737,000)
  Increase in inventories                    (6,592,000)   (9,028,000)
  Decrease in current liabilities              (840,000)     (271,000)
  Other                                        (882,000)     (783,000)
                                            ------------  ------------
   Net cash provided by operating activities 35,227,000    21,942,000
                                            ------------  ------------

 Investing Activities:
  Acquisitions and related costs, net of
   cash acquired                            (28,221,000)  (13,867,000)
  Capital expenditures                       (6,948,000)   (5,721,000)
  Other                                          87,000        20,000
                                            ------------  ------------
   Net cash used in investing activities    (35,082,000)  (19,568,000)
                                            ------------  ------------
 Financing Activities:
  Borrowings (payments) on revolving credit
   facility, net                              2,000,000    (4,000,000)
  Payment of industrial development revenue
   bonds                                     (1,980,000)           --
  Cash dividends paid                        (1,312,000)   (1,022,000)
  Proceeds from stock option exercises        1,797,000     1,073,000
  Excess tax benefit from stock option
   exercises                                  4,350,000     5,282,000
  Distributions to minority interest owners  (4,321,000)   (2,797,000)
  Other                                         (67,000)      (39,000)
                                            ------------  ------------
   Net cash provided by (used in) financing
    activities                                  467,000    (1,503,000)
                                            ------------  ------------

 Effect of exchange rate changes on cash       (132,000)       19,000
                                            ------------  ------------

 Net increase in cash and cash equivalents      480,000       890,000
 Cash and cash equivalents at beginning of
  year                                        4,947,000     4,999,000
                                            ------------  ------------
 Cash and cash equivalents at end of period  $5,427,000    $5,889,000
                                            ============  ============

CONTACT: HEICO Corporation
         Thomas S. Irwin
           (954) 987-4000 ext. 7560
         Victor H. Mendelson
           (305) 374-1745 ext. 7590